Tenable Announces First Quarter 2022 Financial Results
•Added 459 new enterprise platform customers and 17 net new six-figure customers.
•Revenue of $159.4 million, up 29% year-over-year.
•Calculated current billings of $156.5 million, up 31% year-over-year.
•GAAP loss from operations of $17.5 million; Non-GAAP income from operations of $12.5 million.
•Net cash provided by operating activities of $32.9 million; Unlevered free cash flow of $32.1 million.
COLUMBIA, Maryland, April 26, 2022 — Tenable Holdings, Inc. ("Tenable") (Nasdaq: TENB), the Cyber Exposure company, today announced financial results for the quarter ended March 31, 2022.
"We delivered outstanding results in the first quarter highlighted by accelerating top line growth, strong profitability and continued investment in innovation and new product capabilities," said Amit Yoran, Chairman and CEO of Tenable. "As our customers move toward more complex workloads in the cloud, they demand a cloud security program that effectively identifies, prioritizes and mitigates cyber exposure. We see a significant market opportunity ahead as we deepen our cyber exposure platform investments around identity, cloud, attack surface management, attack path analysis and other compelling analytics."
First Quarter 2022 Financial Highlights
•Revenue was $159.4 million, a 29% increase year-over-year.
•Calculated current billings was $156.5 million, a 31% increase year-over-year.
•GAAP loss from operations was $17.5 million, compared to a loss of $5.8 million in the first quarter of 2021.
•Non-GAAP income from operations was $12.5 million, compared to $13.9 million in the first quarter of 2021.
•GAAP net loss was $24.5 million, compared to a loss of $7.7 million in the first quarter of 2021.
•GAAP net loss per share was $0.22, compared to a loss per share of $0.07 in the first quarter of 2021.
•Non-GAAP net income was $7.0 million, compared to $14.7 million in the first quarter of 2021.
•Non-GAAP diluted earnings per share was $0.06, compared to $0.13 in the first quarter of 2021.
•Cash and cash equivalents and short-term investments were $526.1 million at March 31, 2022, compared to $512.3 million at December 31, 2021.
•Net cash provided by operating activities was $32.9 million, compared to $38.6 million in the first quarter of 2021.
•Unlevered free cash flow was $32.1 million, compared to $37.6 million in the first quarter of 2021.
Recent Business Highlights
•Added 459 new enterprise platform customers and 17 net new six-figure customers.
•Delivered new capabilities for Tenable.cs, our cloud-native application security platform, to help organizations secure cloud resources, container images and cloud assets to provide end-to-end security from code to cloud to workload.
•Expanded our Tenable.ep offering by integrating Tenable.ad and Tenable.cs into the platform, resulting in expanded coverage of the attack surface and deeper insights into cyber exposure for our customers.
•Published The Threat Landscape Retrospective report to analyze the attack paths and vulnerabilities threat actors favor, plus insights that will help organizations prepare to face the oncoming challenges in 2022.
Financial Outlook
For the second quarter of 2022, we currently expect:
•Revenue in the range of $162.0 million to $164.0 million.
•Non-GAAP income from operations in the range of $6.0 million to $7.0 million.
•Non-GAAP net income in the range of $1.0 million to $2.0 million, assuming interest expense of $3.5 million and a provision for income taxes of $1.6 million.
•Non-GAAP diluted earnings per share in the range of $0.01 to $0.02.
•119.5 million diluted weighted average shares outstanding.

For the year ending December 31, 2022, we currently expect:
•Calculated current billings in the range of $764.0 million to $772.0 million.
•Revenue in the range of $673.0 million to $679.0 million.
•Non-GAAP income from operations in the range of $44.0 million to $48.0 million.
•Non-GAAP net income in the range of $19.5 million to $23.5 million, assuming interest expense of $15.7 million and a provision for income taxes of $8.0 million.
•Non-GAAP diluted earnings per share in the range of $0.16 to $0.20.
•119.5 million diluted weighted average shares outstanding.
As previously announced today in a separate press release, we entered into a definitive agreement to acquire Bit Discovery, Inc. ("Bit Discovery"), an external attack surface management company. The acquisition is expected to close in June and, therefore, is not expected to have a significant impact on our financial outlook for Q2 2022. For the second half of the year ending December 31, 2022, revenue is not expected to be significant but we expect Bit Discovery to add $2 million to $3 million of calculated current billings and $2 million to $3 million of non-GAAP net loss. The impact of the acquisition of Bit Discovery is not reflected in our outlook above.
Conference Call Information
Tenable will host a conference call today, April 26, 2022, at 4:30 p.m. Eastern Time to discuss its financial results. The conference call can be accessed at 877-407-9716 (U.S.) and 201-493-6779 (international). A live webcast of the event will be available on the Tenable Investor Relations website at https://investors.tenable.com. An archived replay of the live broadcast will be available on the Investor Relations page of the website following the call.
About Tenable
Tenable® is the Cyber Exposure company. Approximately 40,000 organizations around the globe rely on Tenable to understand and reduce cyber risk. As the creator of Nessus®, Tenable extended its expertise in vulnerabilities to deliver the world’s first platform to see and secure any digital asset on any computing platform. Tenable customers include approximately 60 percent of the Fortune 500, approximately 40 percent of the Global 2000, and large government agencies. Learn more at tenable.com.
Contact Information
Investor Relations
investors@tenable.com
Media Relations
tenablepr@tenable.com
Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical fact, including statements regarding our future results of operations and financial position, business strategy and plans and objectives for future operations, are forward-looking statements and represent our views as of the date of this press release. The words “anticipate,” believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of assumptions and risks and uncertainties, many of which involve factors or circumstances that are beyond our control that could affect our financial results. These risks and uncertainties are detailed in the sections titled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended December 31, 2021 and other filings that we make from time to time with the SEC, which are available on the SEC's website at sec.gov. Such risks and uncertainties may be amplified by the COVID-19 pandemic and its potential impact on our business and the global economy. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in any forward-looking statements. Except as required by law, we are under no obligation to update these forward-looking statements subsequent to the date of this press release, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.
Non-GAAP Financial Measures and Other Key Metrics
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly titled measures used by other companies, are presented to enhance the overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects and allow for greater transparency with respect to important metrics used by management for financial and operational decision-making. We include these non-GAAP financial measures to present our financial performance using a management view and because we believe that these measures provide an additional comparison of our core financial performance over multiple periods with other companies in our industry.
Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the financial tables accompanying this press release.
Calculated Current Billings: We define calculated current billings, a non-GAAP financial measure, as total revenue recognized in a period plus the change in current deferred revenue in the corresponding period. We believe that calculated current billings is a key metric to measure our periodic performance. Given that most of our customers pay in advance (including multi-year contracts), but we generally recognize the related revenue ratably over time, we use calculated current billings to measure and monitor our ability to provide our business with the working capital generated by upfront payments from our customers. We believe that calculated current billings, which excludes deferred revenue for periods beyond twelve months in a customer’s contractual term, more closely correlates with annual contract value and that the variability in total billings, depending on the timing of large multi-year contracts and the preference for annual billing versus multi-year upfront billing, may distort growth in one period over another.
Free Cash Flow and Unlevered Free Cash Flow: We define free cash flow, a non-GAAP financial measure, as net cash provided by operating activities less purchases of property and equipment, which includes capitalized internal use software. We believe free cash flow is an important liquidity measure of the cash (if any) that is available, after purchases of property and equipment, for investment in our business and to make acquisitions. We believe that free cash flow is useful as a liquidity measure because it measures our ability to generate or use cash. We define unlevered free cash flow as free cash flow plus cash paid for interest and other financing costs. We believe unlevered free cash flow is useful as a liquidity measure as it measures the cash that is available to invest in our business and meet our current and future financing needs.
Non-GAAP Income from Operations and Non-GAAP Operating Margin: We define these non-GAAP financial measures as their respective GAAP measures, excluding the effect of stock-based compensation, acquisition-related expenses, costs related to the intra-entity asset transfers resulting from the internal restructuring of legal entities and amortization of acquired intangible assets. Acquisition-related expenses include transaction expenses and costs related to the intercompany transfer of acquired intellectual property.
Non-GAAP Net Income and Non-GAAP Earnings Per Share: We define non-GAAP net income as GAAP net loss, excluding the effect of stock-based compensation, acquisition-related expenses and amortization of acquired intangible assets, including the applicable tax impacts. In addition, we exclude the tax impact and related costs of intra-entity asset transfers resulting from the internal restructuring of legal entities as well as deferred income tax benefits recognized in connection with acquisitions. We use non-GAAP net income to calculate non-GAAP earnings per share.

Non-GAAP Gross Profit and Non-GAAP Gross Margin: We define non-GAAP gross profit as GAAP gross profit, excluding the effect of stock-based compensation and amortization of acquired intangible assets. Non-GAAP gross margin is defined as non-GAAP gross profit as a percentage of revenue.
Non-GAAP Sales and Marketing Expense, Non-GAAP Research and Development Expense and Non-GAAP General and Administrative Expense: We define these non-GAAP measures as their respective GAAP measures, excluding stock-based compensation, acquisition-related expenses and costs related to intra-entity asset transfers resulting from the internal restructuring of legal entities.

TENABLE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended March 31,
(in thousands, except per share data)	2022	2021
Revenue	$159,368	$123,189
Cost of revenue(1)	34,930	22,073
Gross profit	124,438	101,116
Operating expenses:
Sales and marketing(1)	81,570	58,635
Research and development(1)	34,290	26,838
General and administrative(1)	26,126	21,445
Total operating expenses	141,986	106,918
Loss from operations	(17,548)	(5,802)
Interest expense, net	(3,326)	(28)
Other expense, net	(944)	(66)
Loss before income taxes	(21,818)	(5,896)
Provision for income taxes	2,688	1,852
Net loss	$(24,506)	$(7,748)

Net loss per share, basic and diluted	$(0.22)	$(0.07)
Weighted-average shares used to compute net loss per share, basic and diluted	109,524	104,531
_______________
(1)    Includes stock-based compensation as follows:

	Three Months Ended March 31,
	2022	2021
Cost of revenue	$1,513	$937
Sales and marketing	10,065	6,296
Research and development	6,463	4,156
General and administrative	7,357	5,563
Total stock-based compensation	$25,398	$16,952

TENABLE HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS

	March 31, 2022	December 31, 2021
(in thousands, except per share data)	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$287,455	$278,000
Short-term investments	238,645	234,292
Accounts receivable (net of allowance for doubtful accounts of $423 and $524 at March 31, 2022 and December 31, 2021, respectively)	96,381	136,601
Deferred commissions	40,335	40,311
Prepaid expenses and other current assets	59,415	60,234
Total current assets	722,231	749,438
Property and equipment, net	39,598	36,833
Deferred commissions (net of current portion)	58,928	59,638
Operating lease right-of-use assets	37,521	38,530
Acquired intangible assets, net	73,221	71,536
Goodwill	280,574	261,614
Other assets	25,802	31,230
Total assets	$1,237,875	$1,248,819

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$17,057	$16,254
Accrued compensation	35,236	54,051
Deferred revenue	404,786	407,498
Operating lease liabilities	3,564	2,320
Other current liabilities	3,162	3,759
Total current liabilities	463,805	483,882
Deferred revenue (net of current portion)	122,722	123,387
Term loan, net of issuance costs (net of current portion)	364,063	364,728
Operating lease liabilities (net of current portion)	53,685	55,046
Other liabilities	6,632	6,463
Total liabilities	1,010,907	1,033,506

Stockholders’ equity:
Common stock (par value: $0.01; 500,000 shares authorized; 110,287 and 108,929 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively)	1,103	1,089
Additional paid-in capital	906,263	869,059
Accumulated other comprehensive loss	(1,363)	(306)
Accumulated deficit	(679,035)	(654,529)
Total stockholders’ equity	226,968	215,313
Total liabilities and stockholders’ equity	$1,237,875	$1,248,819

TENABLE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Three Months Ended March 31,
(in thousands)	2022	2021
Cash flows from operating activities:
Net loss	$(24,506)	$(7,748)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	4,896	2,816
Stock-based compensation	25,398	16,952
Other	1,323	313
Changes in operating assets and liabilities:
Accounts receivable	40,341	32,455
Prepaid expenses and other assets	8,463	5,427
Accounts payable, accrued expenses and accrued compensation	(18,745)	(6,003)
Deferred revenue	(3,543)	(5,648)
Other current and noncurrent liabilities	(765)	61
Net cash provided by operating activities	32,862	38,625

Cash flows from investing activities:
Purchases of property and equipment	(4,811)	(1,061)
Purchases of short-term investments	(60,850)	(29,361)
Sales and maturities of short-term investments	55,135	31,000
Business combination, net of cash acquired	(22,960)	—
Net cash (used in) provided by investing activities	(33,486)	578

Cash flows from financing activities:
Payments on term loan	(938)	—
Proceeds from stock issued in connection with the employee stock purchase plan	8,882	8,046
Proceeds from the exercise of stock options	2,587	4,015
Other financing activities	(3)	(3)
Net cash provided by financing activities	10,528	12,058
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(449)	(1,068)
Net increase in cash and cash equivalents and restricted cash	9,455	50,193
Cash and cash equivalents and restricted cash at beginning of period	278,271	178,463
Cash and cash equivalents and restricted cash at end of period	$287,726	$228,656

TENABLE HOLDINGS, INC.
REVENUE COMPONENTS AND RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(unaudited)

Revenue	Three Months Ended March 31,
(in thousands)	2022	2021
Subscription revenue	$142,687	$107,402
Perpetual license and maintenance revenue	12,873	12,405
Professional services and other revenue	3,808	3,382
Revenue(1)	$159,368	$123,189
_______________
(1)    Recurring revenue, which includes revenue from subscription arrangements for software and cloud-based solutions and maintenance associated with perpetual licenses, represented 95% and 94% of revenue in the three months ended March 31, 2022 and 2021, respectively.

Calculated Current Billings	Three Months Ended March 31,
(in thousands)	2022	2021
Revenue	$159,368	$123,189
Add: Deferred revenue (current), end of period	404,786	325,113
Less: Deferred revenue (current), beginning of period(1)	(407,635)	(328,819)
Calculated current billings	$156,519	$119,483
_______________
(1)    Deferred revenue (current), beginning of period for the three months ended March 31, 2022 includes $0.1 million related to Cymptom's deferred revenue at the acquisition date, which is not included in deferred revenue (current) balance at December 31, 2021.

Free Cash Flow and Unlevered Free Cash Flow	Three Months Ended March 31,
(in thousands)	2022	2021
Net cash provided by operating activities	$32,862	$38,625
Purchases of property and equipment	(4,811)	(1,061)
Free cash flow(1)	28,051	37,564
Cash paid for interest and other financing costs	4,051	71
Unlevered free cash flow(1)	$32,102	$37,635
________________
(1)    Free cash flow and unlevered free cash flow for the periods presented were impacted by:

	Three Months Ended March 31,
(in millions)	2022	2021
Employee stock purchase plan activity	$(4.0)	$(5.0)
Acquisition-related expenses	(0.7)	(1.7)
Costs related to intra-entity asset transfers	(0.8)	—
Tax payment on intra-entity asset transfers	(2.7)	(2.8)
Free cash flow and unlevered free cash flow for the three months ended March 31, 2022 and 2021 were benefited by approximately $6 million and $5 million, respectively, as a result of the accelerated timing of payments for insurance, professional fees and rent in prior quarters.

Non-GAAP Income from Operations and Non-GAAP Operating Margin	Three Months Ended March 31,
(dollars in thousands)	2022	2021
Loss from operations	$(17,548)	$(5,802)
Stock-based compensation	25,398	16,952
Acquisition-related expenses	1,341	2,158
Costs related to intra-entity asset transfers	838	—
Amortization of acquired intangible assets	2,427	579
Non-GAAP income from operations	$12,456	$13,887
Operating margin	(11)%	(5)%
Non-GAAP operating margin	8%	11%

Non-GAAP Net Income and Non-GAAP Earnings Per Share	Three Months Ended March 31,
(in thousands, except for per share amounts)	2022	2021
Net loss	$(24,506)	$(7,748)
Stock-based compensation	25,398	16,952
Tax impact of stock-based compensation(1)	1,066	(4)
Acquisition-related expenses(2)	1,341	2,158
Costs related to intra-entity asset transfers(3)	838	—
Amortization of acquired intangible assets(4)	2,427	579
Tax impact of acquisitions(5)	(442)	—
Tax impact of intra-entity asset transfers(6)	843	2,808
Non-GAAP net income	$6,965	$14,745

Net loss per share, diluted	$(0.22)	$(0.07)
Stock-based compensation	0.23	0.16
Tax impact of stock-based compensation(1)	0.01	—
Acquisition-related expenses(2)	0.01	0.02
Costs related to intra-entity asset transfers(3)	0.01	—
Amortization of acquired intangible assets(4)	0.02	—
Tax impact of acquisitions(5)	(0.01)	—
Tax impact of intra-entity asset transfers(6)	0.01	0.03
Adjustment to diluted earnings per share(7)	—	(0.01)
Non-GAAP earnings per share, diluted	$0.06	$0.13

Weighted-average shares used to compute GAAP net loss per share, diluted	109,524	104,531

Weighted-average shares used to compute non-GAAP earnings per share, diluted	117,155	113,934
________________
(1)    The tax impact of stock-based compensation is based on the tax treatment for the applicable tax jurisdictions.
(2)    The tax impact of acquisition-related expenses is not material.
(3)    The costs related to the intra-entity asset transfer resulted from our internal restructuring of Cymptom.
(4)    The tax impact of the amortization of acquired intangible assets is included in the tax impact of acquisitions.
(5)    The tax impact of acquisitions is related to the deferred tax benefits of the Alsid acquisition.
(6)    The tax impact of the intra-entity asset transfers are related to current tax payments based on the applicable Israeli tax rates resulting from our internal restructuring of Cymptom and Indegy in the three months ended March 31, 2022 and 2021, respectively.
(7)    An adjustment to reconcile GAAP net loss per share, which excludes potentially dilutive shares, to non-GAAP earnings per share, which includes potentially dilutive shares.

Non-GAAP Gross Profit and Non-GAAP Gross Margin	Three Months Ended March 31,
(dollars in thousands)	2022	2021
Gross profit	$124,438	$101,116
Stock-based compensation	1,513	937
Amortization of acquired intangible assets	2,427	579
Non-GAAP gross profit	$128,378	$102,632
Gross margin	78%	82%
Non-GAAP gross margin	81%	83%

Non-GAAP Sales and Marketing Expense	Three Months Ended March 31,
(dollars in thousands)	2022	2021
Sales and marketing expense	$81,570	$58,635
Less: Stock-based compensation	10,065	6,296
Non-GAAP sales and marketing expense	$71,505	$52,339
Non-GAAP sales and marketing expense as % of revenue	45%	42%

Non-GAAP Research and Development Expense	Three Months Ended March 31,
(dollars in thousands)	2022	2021
Research and development expense	$34,290	$26,838
Less: Stock-based compensation	6,463	4,156
Non-GAAP research and development expense	$27,827	$22,682
Non-GAAP research and development expense as % of revenue	17%	18%

Non-GAAP General and Administrative Expense	Three Months Ended March 31,
(dollars in thousands)	2022	2021
General and administrative expense	$26,126	$21,445
Less: Stock-based compensation	7,357	5,563
Less: Acquisition-related expenses	1,341	2,158
Less: Costs related to intra-entity asset transfer	838	—
Non-GAAP general and administrative expense	$16,590	$13,724
Non-GAAP general and administrative expense as % of revenue	10%	11%
The following adjustments to reconcile forecasted non-GAAP income from operations, non-GAAP net income and non-GAAP earnings per share are subject to a number of uncertainties and assumptions, each of which are inherently difficult to forecast. As a result, actual adjustments and GAAP results may differ materially.

Forecasted Non-GAAP Income from Operations	Three Months Ending June 30, 2022		Year Ending December 31, 2022
(in millions)	Low	High	Low	High
Forecasted loss from operations	$(28.6)	$(27.6)	$(90.1)	$(86.1)
Forecasted stock-based compensation	31.5	31.5	121.2	121.2
Forecasted acquisition-related expenses	0.4	0.4	1.7	1.7
Forecasted costs related to intra-entity asset transfers	—	—	0.8	0.8
Forecasted amortization of acquired intangible assets	2.7	2.7	10.4	10.4
Forecasted non-GAAP income from operations	$6.0	$7.0	$44.0	$48.0

Forecasted Non-GAAP Net Income and Non-GAAP Earnings Per Share	Three Months Ending June 30, 2022		Year Ending December 31, 2022
(in millions, except per share data)	Low	High	Low	High
Forecasted net loss(1)	$(34.3)	$(33.3)	$(118.1)	$(114.1)
Forecasted stock-based compensation	31.5	31.5	121.2	121.2
Forecasted tax impact of stock-based compensation	0.4	0.4	2.1	2.1
Forecasted acquisition-related expenses	0.4	0.4	1.7	1.7
Forecasted costs related to intra-entity asset transfers	—	—	0.8	0.8
Forecasted amortization of acquired intangible assets	2.7	2.7	10.4	10.4
Forecasted tax impact of acquisitions	(0.3)	(0.3)	(1.5)	(1.5)
Forecasted tax impact of intra-entity asset transfers	0.6	0.6	2.9	2.9
Forecasted non-GAAP net income	$1.0	$2.0	$19.5	$23.5

Forecasted net loss per share, diluted(1)	$(0.31)	$(0.30)	$(1.06)	$(1.02)
Forecasted stock-based compensation	0.29	0.29	1.09	1.09
Forecasted tax impact of stock-based compensation	—	—	0.02	0.02
Forecasted acquisition-related expenses	—	—	0.01	0.01
Forecasted costs related to intra-entity asset transfers	—	—	0.01	0.01
Forecasted amortization of acquired intangible assets	0.02	0.02	0.09	0.09
Forecasted tax impact of acquisitions	—	—	(0.01)	(0.01)
Forecasted tax impact of intra-entity asset transfers	0.01	0.01	0.02	0.02
Adjustment to diluted earnings per share(2)	—	—	(0.01)	(0.01)
Forecasted non-GAAP earnings per share, diluted	$0.01	$0.02	$0.16	$0.20

Forecasted weighted-average shares used to compute net loss per share, diluted	111.0	111.0	111.5	111.5
Forecasted weighted-average shares used to compute non-GAAP earnings per share, diluted	119.5	119.5	119.5	119.5
________________
(1)    The forecasted GAAP net loss assumes income tax expense of $2.3 million and $11.5 million in the three months ending June 30, 2022 and the year ending December 31, 2022, respectively.
(2)    Adjustment to reconcile GAAP net loss per share, which excludes potentially dilutive shares, to non-GAAP earnings per share, which includes potentially dilutive shares.